As filed with the Securities and Exchange Commission on November 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DUN & BRADSTREET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3725387
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

The Dun & Bradstreet Corporation 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Richard S. Mattessich, Esq.

Vice President, Associate General Counsel &

Assistant Corporate Secretary

103 JFK Parkway

Short Hills, New Jersey 07078

(Name and Address of Agent for Service)

(973) 921-5500

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock(1), $0.01 par value per share	273,310	$124.21	$33,947,835.10	$3,934.56

(1)	The shares of common stock, par value $0.01 per share (“Common Stock”), of The Dun & Bradstreet Corporation (the “Registrant”) are issuable pursuant to The Dun & Bradstreet Corporation 2015 Employee Stock Purchase Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of the Registrant’s Common Stock that may be offered or delivered under the Plan to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transactions. No additional registration fee is included for the registration of the offering of these shares.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on October 28, 2016.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed solely to register an additional number of shares issuable under the Plan for which a Registration Statement on Form S-8 is effective. The content of the Registrant’s Form S-8 Registration Statement No. 333-204810 is hereby incorporated by reference.

According to the terms of the Plan, which serves as the successor to the Registrant’s 2000 Employee Stock Purchase Plan (the “2000 Plan”), any shares that have not been issued under the 2000 Plan will be available for issuance under the Plan, and no future purchase rights will be granted under the 2000 Plan. Of the 1,500,000 shares of Common Stock registered under the 2000 Plan, 273,310 shares of Common Stock (the “Carryover Shares”) remain available for issuance and the offering of such shares is hereby registered pursuant to this Registration Statement. Contemporaneously with the filing of this Registration Statement, the Registrant is filing Post-Effective Amendment No. 1 to its 2000 Registration Statement on Form S-8 to deregister the Carryover Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey, on November 2, 2016.

THE DUN & BRADSTREET CORPORATION

By:	/s/ Robert P. Carrigan
Robert P. Carrigan
Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Richard S. Mattessich and Richard H. Veldran, each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act or to Instruction E to Form S-8, in each case which relates to this registration statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 2, 2016.

Signature	Position

/s/ Robert P. Carrigan	Chief Executive Officer and Director
Robert P. Carrigan	(principal executive officer)

/s/ Richard H. Veldran	Chief Financial Officer
Richard H. Veldran	(principal financial officer)

/s/ Anthony Pietrontone Jr.	Principal Accounting Officer and
Anthony Pietrontone Jr.	Corporate Controller
(principal accounting officer)

/s/ Christopher J. Coughlin	Chairman of the Board
Christopher J. Coughlin

/s/ Cindy Christy	Director
Cindy Christy

/s/ L. Gordon Crovitz	Director
L. Gordon Crovitz

/s/ James N. Fernandez	Director
James N. Fernandez

/s/ Paul R. Garcia	Director
Paul R. Garcia

/s/ Anastassia Lauterbach	Director
Anastassia Lauterbach

Signature	Position

/s/ Thomas J. Manning	Director
Thomas J. Manning

/s/ Randall D. Mott	Director
Randall D. Mott

/s/ Judith A. Reinsdorf	Director
Judith A. Reinsdorf

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K, filed May 11, 2015).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed December 7, 2015).

4.3	The Dun & Bradstreet Corporation 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2015).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included with signature page).

*	Filed herewith